LICENSE AGREEMENT
                                -----------------



THIS AGREEMENT made as of the 26th Day of April, 2002


BETWEEN:

                   MICHAEL KAVANAUGH, as an individual
                   145 118TH Street SE
                   Bellevue, Washington 98005
                   (referred to as the "Licensor"




AND:
                   GLOBAL HOME MARKETING, INC., a Nevada corporation 145 118TH Street SE
                   Bellevue, Washington 98005
                   (referred to as the "Licensee"



WHEREAS:

1. The Licensor is the holder of the rights to a proprietary oil free sunscreen product known as "Aztec Gold". This "Aztec Gold" oil free sunscreen product, including variations, improvements from time to time and projected products are collectively known as the "Product".


2. The Licensor owns the worldwide manufacturing, marketing and distribution rights to the Product.


3. The Licensee is desirous of obtaining the rights to manufacture, market and distribute the Product in the territory of the United States. The Licensee may sub-lease various territories with the written permission of the Licensor.


4. In the event of a sub-license, the sub-licensee shall have the right to market and distribute the Product within the assigned territory. The Licensor reserves the right to approve the variations, tradename variations, advertising and logos, etc. as may be deemed appropriate. Such approval shall not be unreasonably withheld.


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

5. As of the date of this license, the tradename "Aztec Gold" is not protected by tradename registration in the United States, however the Licensor undertakes to protect the tradename "Aztec Gold" in the United States within the next thirty days. Upon the Licensor receiving tradename registration, such registration shall be assigned to the Licensee for the territory of the United States. The Licensor has not registered or undertaken to register any other tradename other than "Aztec Gold".


6. The Licensor is hereby granting the manufacturing, marketing and distribution rights to the Product by the terms and conditions more particularly described herein.



NOW THEREFORE THIS AGREEMENT WITNESSED that in consideration of the mutual covenants and premises contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


TERMS AND CONDITIONS:


1. The Licensor hereby warrants that it is the possessor of all manufacturing, marketing and distribution rights holder of the Product and all improvements thereof, and is rightfully and absolutely possessed of and entitled to the worldwide manufacturing, marketing and distribution rights of the Product, and further warrants that such exclusive rights or any portion thereof are fully assignable and the Licensor has the right to grant or assign the license as set forth herein.


2. The Licensor hereby grants and assigns to the Licensee, the formula for manufacturing, marketing and distribution rights to the Product in the territory of the United States in exchange for 1,000,000 shares of Common Stock of the Licensee. The Licensee further agrees to pay a continuing 5% royalty, paid semi-annually, which is based on gross sales, exclusive of any local, state or federal taxes, or sales commissions or promotional costs.


3.  The Licensee agrees to pay the 5% royalty on minimum sales of the following:
     a)  first year - $50,000 in gross sales
     b)  second year - $50,000 in gross sales
     c)  third year - $50,000 in gross sales
     d)  fourth year - $50,000 in gross sales
     e)  fifth year and every year thereafter - $100,000 in gross sales
The Licensor and Licensee agree that the first year's gross sales will be due 18 months from the date of this agreement allowing the Licensee six months or organize the business and initiate sales.


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

4.  The Licensor does hereby warrant and agrees that:
     a) the Licensee and any sub-licensees may manufacture, market and distribute the Product anywhere within the territory of the United States of America.
     b) the Licensee and sub-licensees, if any, shall be notified of all improvements and amendments to the Product.
     c) the Product will meet all legal standards and ethical business practice with respect to advertising, credit arrangements, sales contracts, employees and phases of manufacturing, marketing and distribution of the Product.


5. The License Agreement hereby granted shall continue in existence until terminated, provided that this Agreement may not be terminated except as follows:

     a)  Upon written consent of the parties hereto.
         At the option of the Licensor if the Licensee defaults or fails to perform any of the Licensee's obligations under this Agreement and/or fails to cure any such default or take all reasonable steps to do so within sixty (60) days after written notice thereof has been given by the Licensor to the Licensee.
     b)  At the option of the Licensor:
               i)   if the Licensee becomes insolvent.
               ii) if a receiver is appointed to take possession of the Licensee's business or property or any part thereof.
               iii) if the Licensee shall make general assignment for the benefit or creditors.
     d) At the option of the Licensee if the Licensor defaults or fails to perform any of their assigned obligations under this Agreement and shall fail to cure any such default or take all reasonable steps to do so within sixty (60) days after written notice thereof has been given to the Licensor to the Licensee.


6. This Agreement provides that the rights and privileges granted hereby to the Licensee under the terms and conditions of this Agreement, shall apply to any improved version of the Product, and that the Licensor shall be expedient in the notification of any and all improvements created for the Product or in place of the Product.


7. The parties hereto agree to use their best efforts to carry out all of the provisions of this License Agreement, but in the event of accidents, fires, delays in manufacturing, delays of carriers and government actions, acts of God, state of war, or any other cause beyond the control of either party, neither party shall be required to perform, nor shall the delay, non-performance or other default resulting from or contributed to by any of the above reasons give either party the right to terminate this Agreement. The parties hereto agree that time for performance be extended to allow for the delay resulting from circumstances and events.


8. The Licensor and Licensee agree that they will, at their sole expense, either directly or by their agents, take whatever steps necessary to protect the proprietary nature of the Product and the tradename "Aztec Gold", or any subsequent tradenames of the Product.

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

9. This Agreement provides that the Licensor and Licensee will take all reasonable steps to preserve and protect the Protect to the best of its ability and to protect all trade secrets and proprietary information contained herein.


10. The Licensee hereby accepts the rights to manufacture, market and distribute the Product and to use its best efforts and to take all reasonable actions to promote customer interest and effect the sale of the Product.


11. The Licensee's plan of manufacturing and marketing the Product shall be conducive to quality advertising and distribution standards.


12. The Licensee shall have the right to appoint and sub-license distributors and/or sales agents within the appointed territory to manufacture and market the Product. Such distributors and/or sales agents will be appointed at the sole discretion of the Licensee and such agents and/or distributors shall be responsible only to the Licensee. The Licensee is responsible to the Licensor.


13. The Licensee herein undertakes that all advertising material conform to local and federal statutory advertising regulations and to operate within and conform to territorial laws.


14. This Agreement provides that the Licensor will provide the Licensee with any and all literature which it may, from time to time, have in its possession with respect to the promotion of the Product.


15. The Licensee shall be responsible for arranging, at the Licensee's discretion and cost, all of the advertising and other promotional endeavors pertaining to the Product and shall be solely responsible for same.


16. In the event that either party hereto shall deem the other party to be in default of this Agreement, the one party shall give to the other party written notice of such default and the other party shall have sixty days from the date of such notice to remedy such default or to institute a bona fide proceeding to remedy such default.


17. This Agreement contains the entire agreement between the parties and no representations, inducements or agreements, oral and/or otherwise, not embodied herein, shall have any force and effect.



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18. Should any legal dispute arise on the TERMS AND CONDITIONS of this
Agreement, the parties hereto agree to the venue of the State of Washington, and its applicable laws for any and all disputes.



THE FOLLOWING DO HEREBY AFFIX THEIR SEALS AND SIGNATURES:



Licensor:


-----------------------------------
Michael Kavanaugh, an individual



Licensee:


-----------------------------------
Global Home Marketing, Inc.
by Terrence Quocksister, Secretary & Director

















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